EXHIBIT 21

LINCOLN ELECTRIC HOLDINGS, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

The Company’s subsidiaries and joint ventures are listed in the following table:

	COUNTRY OF	PERCENT
NAME	INCORPORATION	OWNERSHIP

A. B. Arriendos S.A.	Chile	50
Bester S. A.	Poland	91
The Lincoln Electric Company	United States	100
Lincoln Electric Europe B.V.	The Netherlands	100
Lincoln Electric Europe, S. L.	Spain	100
Harris Calorific Limited	Ireland	100
Harris Calorific S.r.l.	Italy	100
Harris Calorific, Inc.	United States	100
Harris Calorific Gmbh	Germany	100
Lincoln Global Holdings, LLC	United States	100
Inversiones LyL S.A.	Chile	50
Kaynak Teknigi Sanayi ve Ticaret A.S.	Turkey	50
Kuang Tai Metal Industrial Co., Ltd.	Taiwan	35
Lincoln Electric (U.K.) Limited	United Kingdom	100
Lincoln Electric Argentina, S.A.	Argentina	100
Lincoln Electric Company (Australia) Proprietary Limited	Australia	100
Lincoln Electric Company of Canada GP Limited	Canada	100
Lincoln Electric Company of Canada LP	Canada	100
Lincoln Canada Holdings ULC	Canada	100
Lincoln Electric do Brasil Industria e Comercio Ltda.	Brazil	100
Lincoln Electric France S.A.	France	100
Lincoln Electric International Holding Company	United States	100
Lincoln Electric Italia S.r.l.	Italy	100
C.I.F.E. S.r.l.	Italy	100
Lincoln Electric Maquinas S de RL	Mexico	100
Lincoln Electric Mexicana, S.A. de C.V.	Mexico	100
Lincoln Electric Manufactura, S.A. de C.V.	Mexico	100
Lincoln Electric North America, Inc.	United States	100
Lincoln Electric Norge AS	Norway	100
Lincoln Global, Inc.	United States	100
Lincoln Smitweld B.V.	The Netherlands	100
Lincoln Smitweld GmbH	Germany	100
Lincoln-KD, S.A.	Spain	100
Lincoln Electric Venezuela, C.A.	Venezuela	100
PT Lincoln Electric Indonesia	Indonesia	78
Sacit S.r.l.	Italy	100

EXHIBIT 21

LINCOLN ELECTRIC HOLDINGS, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Smart Force, LLC	United States	100
Tenwell Development Pte. Ltd.	Singapore	21
The Lincoln Electric Company (Asia Pacific) Pte. Ltd.	Singapore	100
Lincoln Smitweld Belgium S.A.	Belgium	100
Lincoln Electric (Shanghai) Trading and Warehouse Co., Ltd.	China	100
Lincoln Soldaduras de Venezuela S.A.	Venezuela	100
Lincoln Electric Sverige AB	Sweden	100
Uhrhan & Schwill Schweisstechnik GmbH	Germany	100
Welding, Cutting, Tools & Accessories, LLC	United States	100
World Wires S.r.l.	Italy	69

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